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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             WESTAR INDUSTRIES, INC.

                          (as amended April 11, 2001)


                                    ARTICLE I
                                    ---------

                                     Offices
                                     -------

     Section 1. The registered office shall be in the City of Topeka, County of Shawnee, State of Kansas.

     Section 2. The Corporation may also have offices at such other places both within and without the State of Kansas, as the Board of Directors may, from time to time, determine or the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

     Section 1. All meetings of the Stockholders shall be held at such place within or without the State of Kansas as may be designated from time to time by the Board of Directors.

     Section 2. Annual meetings of Stockholders shall be held on such day and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the Stockholders shall elect by a plurality vote, the Board of Directors and transact such other business as may properly be brought before the meeting. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

     Section 3. Special meetings of the Stockholders may be held upon call of the Board of Directors or the Chairman of the Board or the President, at such time and
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                                      -2-


at such place within or without the State of Kansas as may be stated in the call and notice.

     Section 4. Meetings of the Stockholders shall be presided over by the Chairman of the Board or, if he or she is not present, by the President or, in his or her absence, by a Vice President. In the event that none of such Officers be present, then the meeting shall be presided over by a Chairman to be chosen at the meeting. The Secretary of the Company or, if he or she is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a Secretary to be chosen at the meeting shall act as Secretary of the meeting.

     Section 5. Except as otherwise expressly provided by statute, the Amended and Restated Articles of Incorporation, or these Bylaws, at each meeting of the Stockholders, each Stockholder entitled to vote shall be entitled to vote in person or by proxy which is in writing or is transmitted as permitted by law, including, without limitation, electronically, via telegram, cable, telephone (including interactive voice systems), internet, or other means of electronic transmission executed by the Stockholder or a duly authorized attorney in fact. Any proxy transmitted electronically shall set forth information from which it can be determined that the Stockholder authorized the transmission.


                                   ARTICLE III
                                   -----------

                               Board of Directors
                               ------------------

             Powers, Number, Tenure, and Qualifications of Directors
             -------------------------------------------------------

     Section 1. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Articles of Incorporation or by these Bylaws directed or required or allowed to be exercised or done by the Stockholders.

     Section 2. No Director who is not a salaried full time officer or employee of the Company shall be designated by the Board of Directors of the Company as a nominee for re-election to the Board of Directors at an annual meeting of stockholders if he or she shall have attained the age of seventy (70) at year-end prior to such annual meeting. Each director who is not a salaried full time officer or employee of the Company shall be conclusively deemed to have resigned from the Board of Directors of the Company if he retires, resigns, or is removed from the primary business position which he held at the time of his election to the Board.
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                                      -3-


                        Meeting of the Board of Directors
                        ---------------------------------

     Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Kansas as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board or the President or a Vice president, by oral, telegraphic or written notice, duly served on or sent or mailed to each Director not less than the day prior to any such meeting. Members of the Board of Directors may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting. A meeting of the Board of Directors may be held without notice immediately before or after the annual meeting of the Stockholders at the same place at which such meeting is held. Any meeting may be held without notice if all of the Directors are present at the meeting, or if all of the Directors sign a waiver thereof in writing. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or, if he or she is not present, by the President or, if he or she is absent, by a Vice President. In the event none of such Officers are present, then the meeting shall be presided over by a Chairman to be chosen at the meeting. The Secretary of the Company or, if he or she is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a Secretary to be chosen at the meeting shall act as Secretary of the meeting.

     A majority of the members of the Board shall constitute a quorum for transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the Directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Amended and Restated Articles of Incorporation or by these Bylaws, be the acts of the Board.


                             Committees of Directors
                             -----------------------
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     Section 5. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or amending these Bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                            Compensation of Directors
                            -------------------------

     Section 6. Unless otherwise restricted by the Amended and Restated Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV
                                   ----------

                                     Notices
                                     -------

     Section 1. Whenever, under the provisions of the statutes or of the Amended and Restated Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by facsimile or other electronic means.
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                                      -5-


                                    ARTICLE V
                                    ---------

                                    Officers
                                    --------

     Section 1. The Officers of the Corporation shall be chosen by the Board of Directors and may include a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries. The Board of Directors may also appoint such additional officers and agents as it shall deem necessary.

     Section 2. The term of office of all Officers shall be one year or until the respective successors are chosen or appointed, but any Officer or agent may be removed, with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office.

     Section 3. Subject to such limitations as the Board of Directors may from to time prescribe, the Officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.


                                   ARTICLE VI
                                   ----------

                              Certificates of Stock
                              ---------------------

     Section 1. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of stock owned, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the Corporation by the Chairman of the Board or the President or any Vice President and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company and sealed with the corporate seal. The Board of Directors may provide by resolution that stock of the Corporation shall be uncertificated shares. A record shall be kept of the names of the persons owning stock, whether certificated or uncertificated, and the number of shares owned by each person.

                                Lost Certificates
                                -----------------

     Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors
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may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               Transfers of Stock
                               ------------------

     Section 3. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               Fixing Record Date
                               ------------------

     Section 4. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of another lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             Registered Stockholders
                             -----------------------

     Section 5. The Corporation shall be entitled to recognize the exclusive right of a person registered on its book as the owner of shares to receive dividends, and to vote as such owner shall direct in person or by proxy, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Kansas.


                                   ARTICLE VII
                                   -----------

                               General Provisions
                               ------------------
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                               Checks, Notes, Etc.
                               ------------------

     Section 1. All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such Officer or Officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the Company's dividend, general and special accounts may bear the facsimile signature, affixed thereto by a mechanical device, of such Officer or agent as the Board of Directors shall authorize.

                                   Fiscal Year
                                   -----------

     Section 2. The fiscal year of the Corporation shall be the calendar year unless fixed otherwise by resolution of the Board of Directors.

                                 Corporate Seal
                                 --------------

     Section 3. If the Corporation shall elect to use a corporate seal, the corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                                   /s/ Greg A. Greenwood
                                                   --------------------------
                                                   Secretary




DATED: April 11, 2001
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